UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
  CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 4, 2023
 WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd. Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (757) 627-9088
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WHLR	Nasdaq Capital Market
Series B Convertible Preferred Stock	WHLRP	Nasdaq Capital Market
Series D Cumulative Convertible Preferred Stock	WHLRD	Nasdaq Capital Market
7.00% Subordinated Convertible Notes due 2031	WHLRL	Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement

Item 8.01 of this Current Report on Form 8-K as to the redemptions by holders (collectively, the “Series D Preferred Holders”) of Wheeler Real Estate Investment Trust, Inc.’s (the “Company”) Series D Cumulative Convertible Preferred Stock (the “Series D Preferred Stock”) is incorporated herein by reference.

On December 4, 2023, the Company’s Board of Directors, under the terms of the Company’s charter (the “Charter”), created a Capital Stock Excepted Holder Limit of 55% and a Common Stock Excepted Holder Limit of 86% for each of Stilwell Activist Investments, L.P., Stilwell Activist Fund, L.P., Stilwell Value Partners VII, L.P., and Stillwell Associates, L.P. (collectively, the “Investors”). Joseph Stilwell, a member of the Company’s Board of Directors, is the managing member and owner of Stilwell Value LLC, which is the general partner of each of the Investors.

On December 5, 2023, the Company entered into an Excepted Holder Agreement with the Investors with respect to such limits. The Capital Stock Excepted Holder Limit provides that the Investors are exempted from the Charter’s aggregate stock ownership limit of not more than 9.8% in value of the aggregate of the outstanding shares of all classes of the Company's capital stock (as calculated under the definitions of “Aggregate Stock Ownership Limit” and “Beneficial Ownership” in the Charter) and are instead subject to the percentage limit established by the Board. The Common Stock Excepted Holder Limit provides that the Investors are exempted from the Charter’s common stock ownership limit of not more than 9.8% in value of the aggregate of the outstanding shares of the Company's Common Stock (as calculated under the definitions of “Common Stock Ownership Limit” and “Beneficial Ownership” in the Charter) and is instead subject to the percentage limit established by the Board. The Capital Stock Excepted Holder Limit and Common Stock Excepted Holder Limit will automatically terminate upon reduction of the Investors’ capital stock and Common Stock ownership below 9.8%, respectively.

In consideration of the grant of these Excepted Holder Limits, the Investors concurrently entered into a one-year letter agreement with the Company whereby each Investor agreed that it will not exercise its right to convert the Notes into shares of Common Stock to the extent that such conversion would result in such Investor, whether on its own or as part of a “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becoming the direct or indirect “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, of common equity of the Company representing 50% or more of the total voting power of all outstanding shares of common equity of the Company that is entitled to vote generally in the election of directors.

The foregoing description of the Excepted Holder Agreement and the letter agreement is qualified in its entirety by the full text of these agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 3.03. Material Modifications to Rights of Security Holders

Adjustment to Conversion Price of 7.00% Subordinated Convertible Notes due 2031

Item 8.01 of this Current Report on Form 8-K as to the redemptions by the Series D Preferred Holders of the Series D Preferred Stock is incorporated herein by reference.

As of November 6, 2023, the Conversion Price for the Company’s 7.00% Subordinated Convertible Notes due 2031 (the “Notes”) was approximately $0.46 per share of the Company’s common stock, par value $0.01 (“Common Stock”) (approximately 54.05 shares of Common Stock for each $25.00 of principal amount of the Notes being converted).

For the December redemptions, the lowest price at which any Series D Preferred Stock was converted by a holder into
Common Stock was approximately $0.39.

Accordingly, pursuant to Section 14.02 (Optional Conversion) of the indenture governing the Notes, the Conversion Price for the Notes was further adjusted to approximately $0.21 per share of Common Stock (approximately 116.46 shares of Common Stock for each $25.00 of principal amount of the Notes being converted), representing a 45% discount to $0.39.

Item 8.01 Other Events

Results of December 2023 Series D Preferred Stock Redemptions

•The third monthly “Holder Redemption Date” occurred on December 5, 2023.
•The Company processed redemption requests from 35 Series D Preferred Holders, collectively redeeming 371,563 shares of Series D Preferred Stock for a redemption price of approximately $38.02 per share ($25.00 per share plus the amount of all accrued but unpaid dividends to and including the December 5, 2023 Holder Redemption Date) (the “Redemption Price”).
•The Company settled the Redemption Price in Common Stock.
•The volume weighted average of the closing sales price, as reported on the Nasdaq Capital Market, per share of Common Stock for the ten consecutive trading days immediately preceding, but not including, the December 5, 2023 Holder Redemption Date was approximately $0.39.
•Accordingly, the Company issued 36,194,825 shares of Common Stock (the “December 2023 Common Stock Issuance”) in settlement of an aggregate Redemption Price of approximately $14.1 million.

The December 2023 Common Stock Issuance was in the form of unregistered Common Stock. As previously disclosed, the significant declines and ongoing material fluctuations in the Company’s Common Stock price coupled with the unpredictable volume of monthly Series D Preferred Stock redemption requests have made it extremely challenging for the Company to plan for sufficient registered shares of Common Stock to meet the ongoing monthly redemption requests. Accordingly, the Company plans to issue unregistered shares of Common Stock to meet the ongoing monthly redemption requests until the Company has registered a sufficient number of shares of Common Stock to provide registered shares to cover the entirety of the remaining issue of Series D Preferred Stock. Efforts to register the necessary amount are underway. The Company similarly plans to register the unregistered shares issued in the December 2023 Common Stock Issuance and any unregistered shares issued in subsequent monthly Series D Preferred Stock redemption cycles.

Cumulative Series D Preferred Stock Redemption Information

•To date, the Company has processed 175 redemption requests, collectively redeeming 864,070 shares of Series D Preferred Stock.
•Accordingly, the Company has issued 52,788,687 shares of Common Stock in settlement of an aggregate Redemption Price of approximately $32.7 million.
•As of December 6, 2023, the Company had 53,769,787 shares of Common Stock and 2,515,876 shares of Series D Preferred Stock outstanding.

January 2023 Redemptions

•The deadline for the next monthly round of Series D Preferred Stock redemptions is December 25, 2023.
•The next monthly Holder Redemption Date will occur on January 5, 2024.
•Required redemption forms and a list of frequently asked questions can each be found on the Company’s website at https://ir.whlr.us/series-d/series-d-redemption.

Information contained on the Company’s website is not incorporated by reference into this Current Report on Form 8-K and should not be considered to be part of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1
Excepted Holder Agreement, by and among Wheeler Real Estate Investment Trust, Inc., Stilwell Activist Investments, L.P., Stilwell Activist Fund, L.P., Stilwell Value Partners VII, L.P. and Stilwell Associates, L.P., dated as of December 5, 2023

10.2
Letter Agreement, by and among Wheeler Real Estate Investment Trust, Inc., Stilwell Activist Investments, L.P., Stilwell Activist Fund, L.P., Stilwell Value Partners VII, L.P. and Stilwell Associates, L.P., dated as of December 5, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements.

This Current Report on Form 8-K includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “will,” “would” and “plans,” or the negative of such terms, or other comparable terminology, and include statements about the Company’s intention to register unregistered shares of Common Stock. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this Current Report on Form 8-K, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, or to reflect any change in our expectations with regard thereto or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: Chief Executive Officer and President

Dated: December 6, 2023